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                        FIDUCIARY CAPITAL PARTNERS, L.P.


                        STATEMENTS OF COMPUTATION OF NET
                         INVESTMENT INCOME PER LIMITED
                                PARTNERSHIP UNIT

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
                                                      For the Three Months                   For the Nine Months
                                                       Ended September 30,                    Ended September 30,
                                               -------------------------------         -------------------------------
                                                   2000                1999               2000                1999
                                               -----------         -----------         -----------         -----------
Net Investment Loss                            $   (79,344)        $  (152,757)        $  (242,649)        $  (199,469)

Percentage Allocable to Limited Partners               100%                100%                100%                100%
                                               -----------         -----------         -----------         -----------

Net Investment Loss Allocable
   to Limited Partners                         $   (79,344)        $  (152,757)        $  (242,649)        $  (199,469)
                                               ===========         ===========         ===========         ===========

Weighted Average Number of Limited
   Partnership Units Outstanding                 1,026,273           1,109,694           1,026,273           1,109,694
                                               ===========         ===========         ===========         ===========

Net Investment Loss Per Limited
   Partnership Unit                            $      (.08)        $      (.14)        $      (.24)        $      (.18)
                                               ===========         ===========         ===========         ===========

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